UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Hanmi Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, PH-A
Los Angeles, California 90010
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2013, at the 2013 Annual Meeting of Stockholders of Hanmi Financial Corporation (“Hanmi”), the stockholders of Hanmi approved the Amended and Restated Hanmi Financial Corporation 2013 Equity Compensation Plan (the “2013 Plan”).  A copy of the 2013 Plan is included as Annex A to Hanmi’s amended proxy statement dated July 24, 2013 (the “Proxy Statement”), forming a part of the Definitive Schedule 14A on Form DEFR 14A filed with the SEC on July 25, 2013, and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.  The 2013 Plan was adopted by Hanmi’s Board of Directors on July 24, 2013, subject to stockholder approval, and became effective when such stockholder approval was obtained on August 23, 2013.

The material terms of the 2013 Plan are summarized in the Proxy Statement under “Proposal No. 3 – Approval of the Amended and Restated Hanmi Financial Corporation 2013 Equity Compensation Plan.”  The information contained under the above-referenced caption in the Proxy Statement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Hanmi Financial Corporation 2013 Equity Compensation Plan (Previously filed and incorporated by reference herein from Annex A to Hanmi’s Definitive Schedule 14A on Form DEFR 14A, filed with the SEC on July 25, 2013)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	HANMI FINANCIAL CORPORATION

By: /s/ C. G. Kum
Name: C. G. Kum
Title: President and Chief Executive Officer